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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-32442) pertaining to the Wilson Bank Holding Company 1999 Stock Option Plan and the Registration Statement (Form S-3, No. 333-81984) pertaining to the Wilson Bank Holding Company Dividend Reinvestment Plan of our reports dated January 12, 2006, with respect to the consolidated financial statements of Wilson Bank Holding Company, Wilson Bank Holding Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Wilson Bank Holding Company and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2005.





                                        /s/    Maggart & Associates, P.C.
                                        ----------------------------------------
                                        MAGGART & ASSOCIATES, P.C.


Nashville, Tennessee
March 13, 2006